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                                   EXHIBIT 11


                   STATEMENT OF COMPUTATION OF LOSS PER SHARE


                                                        THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                        ------------------                     -----------------
                                                           SEPTEMBER 30,                         SEPTEMBER 30,
                                                           -------------                         -------------
                                                       1995            1996                  1995            1996
                                                       ----            ----                  ----            ----
Weighted Average Shares Outstanding:
------------------------------------

Common shares outstanding
at end of period                                    27,984,950        27,984,950          27,984,950        27,984,950
                                                   -----------     -------------         -----------     -------------

Effect of using weighted average
common and common stock equivalent
shares outstanding                                    (816,830)                           (2,459,058)

Weighted number of common shares
outstanding                                         27,168,120        27,984,950          25,525,892        27,984,950
                                                   -----------     -------------         -----------     -------------

LOSS BEFORE
EXTRAORDINARY CHARGE                               $(8,667,000)    $(270,057,000)        $(7,884,000)    $(295,562,000)
                                                   -----------     -------------         -----------     -------------

NET LOSS                                           $(8,667,000)    $(270,057,000)        $(7,884,000)    $(295,562,000)
                                                   -----------     -------------         -----------     -------------

LOSS PER COMMON AND COMMON
EQUIVALENT SHARE:

LOSS BEFORE
EXTRAORDINARY CHARGE                               $      (.32)    $       (9.65)        $      (.31)    $      (10.56)
                                                   -----------     -------------         -----------     -------------

NET LOSS                                           $      (.32)    $       (9.65)        $      (.31)    $      (10.56)
                                                   -----------     -------------         -----------     -------------

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